Technology Transfer Contract

Name: Prulifloxacin (material and tablets) Technology Transfer

Transferee: (Party A) Nantong Cyton Pharmaceutical Co., Ltd.
Transferor :( Party B) Nanjing Suji Bio-medicine Research and Development Co, .Ltd.

Date: November 2003
Location: Nanjing
Term of Validity: Before 30th-October-2007

Technology Transfer Contract

Transferee (Party A) Nantong Cyton Pharmaceutical Co., Ltd.

Contact person : Sun Xiaorong

Address: Tongzhou Economical Development Area Nantong Jiangsu Province.

Telephone:0513-6088763 Fax: 0513-6519322

E-mail Box: sun_xr@souhu.com

Transferor: ( Party B ) Nanjing Suji Bio-medicine Research and Development Co,.Ltd.

Contact person : Wang Lei

Address: Nanjing Jiangnin Development Area Scien-technology Center Building 2

Telephone:025-52107633 Fax: 025-52101493

E-mail Box: njsuji@jsmail.com.cn

This contract is entered into between the parties concerned on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows:

Article 1: The content of technology secret transferred by Party B to Party A

1.	Technology secret range : Party B shall agree that technology, technology information and clinical approvals of the new drug Prulifloxacin be transferred to Party A.

2.	Technology specification: Comply with SDA < Examination and Approval for New medicine>

3.	Degree of industrialized development of technology secret :Good.

Article 2 To ensure Party A shall perform the technology secret effectively, Party B shall provide Party A with application materials of class 2 western medicine. These materials shall include the followings:

1)
Review :1. New medicine name 2. Certificates and information. 3. Purpose and basis. 4. Conclusion and evaluation on the main research results. 5. Medicine instruction and recent reference. 6. Package, design samples.

2)
Pharmacological material: 7. Pharmacology study review. 8. Material producing technology study and reference; formula of the medicine.9. Experimental information and reference confirming the medicine chemical structure or composition. 10. Experimental information and reference of quality research. 11. Medicine draft. 12. Sample test report. 13. The derive and quality standard of pharmaceutical recipients. 14. Stableness research experimental information and reference. 15. Basis of selecting package material and vessels holding the medicine and their quality standard.

3)
Toxicology Materials of the medicine: 16. Pharmacology and toxicology study review.17. The main pharmacology study experimental information and reference. 18. General Pharmacological study experimental information and reference. 19. Acute toxicity test information and reference. 20. Long-term toxicity test information and reference. 21. The test of Hypersentivity, hemolysis and safety of delivering the medicine locally and systemically and reference. 23. Mutatiuon effect test information and reference. 24. Reproductive toxicity test information and reference. 25. Cancer effect test information and reference.

4)	Clinical Information:

28. Relevant clinical study information reviews inside and outside the country. 29. Clinical research plan and design. 30. Clinical researcher instructions.

Article 3: Party summit the technology information as following requires:

1:	Deadline: Before 30-April-2004

2:	Location :Nanjing

3:	Method: Inspection and acceptance by experts.

Article 4: Party B implemented or transferred the technology secret as followings before the contract coming to effect.

1.	Administration of the technology secret: PartyBFinished information 1,2,3,4,5,5,7,8,9,10,12,13,14,15,18,19,20,21,22,23,24,25,28,29 and 30 before May 2003 in Nanjing.

2.	Transfer of the technology secret: Vacant

Article 5: Party A shall administrate the technology secret as followings:

1.	Administration scope: Party A may arrange the scope of administration by itself. But the administration of the technology secret shall not invade other technologies of Party B.

2.
Administration method: Party A shall administrate the technology with instruction by staffs from Party B. Party A shall administrate the technology independently after producing three batches of qualified products.

3.	Administration validity: Administrate gradually on accordance with the payment of the technology transfer expense.

Article 6: Party B shall undertake the practicability, reliability, and guarantee that the technology secret does not invade the third person’s legal right. If a third person complains Party A of invading technology secret, Party B shall bear the expense due to invading the right.

Article 7: Either party shall inform the other party to release the contract within 10 days after the technology secret has been publicized by others during administration of the contract. If the Party fails to inform the other party in time, the party shall compensate for the other party.

Article 8: Obligation of Confidentiality

Party A:

1.	Confidential content: technology information and relevant experimental data of the new drug Prulifloxacin.

2.	Personnel : Relevant management staffs, research and development personnel in Party A.

3.	Confidential Term: on accordance with validity regulation in new medicine certificate and manufacture approval.

4.
Liability of disclosing the secret: The two sides shall neither disclose the relevant information, technology, information and material to others nor cooperates with a third side. The Party shall be investigated legal liability if it violates the contract.

Party B;

1:	Confidential content: technology information and relevant experimental data of the new drug Prulifloxacin.

2.	Personnel : Relevant management staffs, research and development personnel in Party B.

3.	Confidential Term: on accordance with validity regulation in new medicine certificate and manufacture approval.

4.
Liability of disclosing the secret: The two sides shall neither disclose the relevant information, technology, information and material to others nor cooperates with a third side. The Party shall be investigated legal liability if it violates the contract.

Article 9: Both sides Party B shall inform Party A and protect Party A’s benefit if the technology secret is publicized as a patent or other form during the validity of the contract. Party A shall have the right to continue using the patent assuming Party B attains the patent of the technology.

Article 10: Party B shall provide Party A with the following technology service and instruction to make Party A effectively administrate the technology secret.

1.	Technology service and instruction: Party B shall be responsible for the study and producing of new drug Prulifloxacin.(Including technology, approval, new medicine certificate and so on)

2.	Methods of technology service and instruction: Party B shall be responsible for instructing Party A to master the producing technology and producing three batches qualified products.

Article 11 The transfer expense paid by Party A is 9,000,000 Yuan. Term of payment is as followings:

1)	Party A shall pay the first term transfer expense for 4,500,000 Yuan within 10 days after the contract coming into effect.

2)	Party A shall pay 3,505,000 yuan within 10 days after examination and acceptance.

3)	Party A shall pay 545,000 yuan within 10 days after acquiring clinical research approval of the medicine.

4)
Party A shall pay 450,000 yuan within 10 days after receiving information from Party B. If Party A has prepared manufacturing field, the payment shall be performed as following: Party A shall pay 450,000 yuan within 10days after manufacturing three batches qualified products.

The bank name, address and account of Party B

Bank: Huaxia Bank Nanjing Hunan Road Branch

Address: Nanjing jiangning economic development area shengtai road.

Account: 077700819400013526

Article 12: The two sides agree that the examination and acceptance shall be performed on the basis of the following standard and methods.

1.	Acquire the approval of the provincial SDA new medicine approval. Report to SDA before 31 April 2004.

2.	Acquire state new medicine clinical research approval before 31 December 2005.

3.	Attain state new medicine certificate and manufacturing approval.

Article 13 Party A shall administrate the technology secret within 10 days after the contract coming into effect. Party A shall inform Party B if Party A fails to administrate in time.

Article 14: The two sides agree that neither of the two sides shall limit the technology contest and processing in any of the following ways:

1.	Not paying for transfer expense or submit relevant information confirmed in the contract.

2.	Not arranging professional technology personnel to cooperate with the other side

3.	Manage staffs not responsible

Article 15:

The two sides agree that

1.
Party A shall have the right to improve the technology secret transferred by Party B. Any substantial or innovative technology achievements due to Party A’s improvement shall belong to Party A. Relevant benefits shall be distributed as following: Party A’s innovative technology improvement results and the benefits belong to Party A.

2.
Party B shall have the right to improve the technology secret transferred. Any substantial or innovative technology achievements due to Party B’s improvement shall belong to Party B. Relevant benefits shall be distributed as following: Party A shall pay for the transfer expense if Party A requires the new improved innovative technology. The amount of the payment shall be consulted by the two sides.

Article16. Any modification of the contract shall be agreed by the two sides and be confirmed in written form. Either party shall raise the request of modifying rights and obligations to the other side when anyone of the following issues takes place: The other Party shall answer the request within 10 days. It shall be considered agreement on the request if the other Party fails to answer the request in time.

1.	Either party fails to fulfill obligations without full reasons exceeding the term confirmed.

2.	Either party refuses to fulfill obligations desperately or for some excuses.

3.	Either party’s business condition changes substantially and is unable to implement the technology secret.

Article 17: The two sides confirm that each party shall take violation liability as followings:

1.
Party A shall pay transfer expense in time . Party A shall pay the one ten-thousandth of penalty for breach the contract if Party A violates Article 11 in the contract. Party B shall have the right to terminate the contract and transfer the technology to the third Party if Party A fails to pay after receiving demand of payment in written form from Party B. Party B shall have the right not to return the transfer expense paid by Party A.

2.
Party B shall pass the initial examination of provincial Bureau of Drug Surveillance before 30 April 2004 and then summit to SDA. Party B shall attain the new medicine certificate before 30 December 2005. The transfer expense shall be subtracted by one-thousand of the total amount every exceeding month. Party B shall return the payment from Party A if the failure of application is due to technology.

3.	Either party shall pay 10% of transfer expense to the other party if it violates other regulations except Article 2.

Article 18 The two sides confirm that Party A shall appoint Sun Xiaorong as the contact person, whereas Party B shall appoint Wang Lei as the contact person in the term of validity. The contact persons shall take the following responsibilities:

1.	Record the processing of the work.

2.	Solve the problems in the research and development work.

3.	Finish periodical tarattain in time.

Either Party shall inform the other party in written form if it changes the contact person. The party which fails to inform the other party in time shall be liable for any loss caused by the failure.

Article 19 The contract may be released assume any issue arises:

1.	Force majeure

2.	Failure of producing on the technology due to Party A’s failure in providing manufacture certificate or other important affairs.

Article 20 The two parties agree that all disputes, controversies, claims or differences arising between the two parties hereto shall be settled through friendly consultation between two parties hereto. Where the disputes cannot be settled through negotiations, it shall be prosecuted to the local court legally.

Article 21 The two parties confirm that the relevant terms in the contract are as following:

SDA : State Drug Administration.

Article 22

1.	Technology evaluation report: None.

2.	Technology standard and regulation: None

3.	Initial design and technology documents: None.

4.	Other documents: None.

Article 23: The two sides agree that other affairs not included in hereof shall be made into additional regulations through friendly consultation.

Article 24: The contract shall be signed in sextuplicate.

Article 25: The contract shall come into effect after the contract is made and signed by the Parties hereto.

Party A
Nantong Cyton Pharmaceutical. Co.,ltd
Representative :

Party B
Nanjing Suji Bio-pharmaceutical research and development Co., Ltd.
Representative:

Date 30 November 2003